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                                                                   EXHIBIT 23.4

                     CONSENT OF PILLSBURY MADISON & SUTRO

  We consent to the references to our firm in the Joint Proxy Statement of Pulse Engineering, Inc. and Technitrol, Inc. which is made a part of the Registration Statement on Form S-4 of Technitrol, Inc. for registration of shares of its common stock.

                                          Pillsbury Madison & Sutro

San Diego, California
August 18, 1995